UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020 (August 31, 2020)

INTELSAT S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, nominal value $0.01 per share	INTEQ[1]	OTC Pink Marketplace [1]

[1]

On May 20, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the U.S. Securities and Exchange Commission to delist the common shares, $0.01 par value, of Intelsat S.A. (the “common shares”) from the NYSE. The delisting became effective 10 days after the Form 25 was filed. The deregistration of the common shares under Section 12(b) of the Act became effective 90 days after the filing date of the Form 25. The common shares remain registered under Section 12(g) of the Act. The common shares began trading on the OTC Pink Marketplace on May 19, 2020 under the symbol “INTEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2020, Intelsat Jackson Holdings S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (the “Buyer”) and an indirect subsidiary of Intelsat S.A. (the “Company”), and Gogo Inc., a Delaware corporation (the “Seller”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with respect to the Seller’s commercial aviation business (the “Target Business”) for $400.0 million in cash, subject to customary adjustments (the “Purchase Price”). The Buyer intends to fund the Purchase Price with proceeds from its existing superpriority secured debtor-in-possession term loan facility (the “DIP Facility”) and cash on hand. In connection therewith, the Buyer entered into an amendment to the credit agreement governing its DIP Facility (as amended, the “DIP Credit Agreement”) to permit the transactions contemplated by the Purchase and Sale Agreement (the “Transaction”), which was approved by an order (the “Bankruptcy Court Order”) of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on August 31, 2020.

Transaction Structure

Subject to the terms and conditions set forth in the Purchase and Sale Agreement, (i) the Seller shall sell all of the issued and outstanding units in Gogo LLC, a Delaware limited liability company (“Gogo CA”), and Gogo International Holdings LLC, a Delaware limited liability company (“Gogo International” and, together with Gogo CA, the “Transferred Companies” and the Transferred Companies together with their respective subsidiaries, the “Target Companies”) to the Buyer, and (ii) the Buyer shall pay the Purchase Price and certain transaction expenses.

Conditions to the Transaction

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt, expiration or termination of all applicable waiting, notice or review periods and approvals under certain competition laws; (ii) the receipt of clearance from the Committee on Foreign Investment in the United States; (iii) the receipt of the approval from the Federal Communications Commission and certain other foreign regulators to transfer permits used in the Target Business issued to the Target Companies; and (iv) the absence of certain other legal impediments to the consummation of the Transaction.

The Buyer’s and the Seller’s respective obligations to consummate the Transaction are also subject to certain additional customary conditions, including (i) the accuracy of representations and warranties of the other party (generally subject to a “material adverse effect” standard), (ii) the performance by the other party of its covenants in all material respects and (iii) with respect to the Buyer’s obligations to consummate the Transaction, since the date of the Purchase and Sale Agreement, no material adverse effect with respect to the Target Business or the Target Companies having occurred.

The Transaction does not require approval of the Buyer’s or the Seller’s stockholders and is not subject to any financing contingency.

Other Terms of the Purchase and Sale Agreement

The Purchase and Sale Agreement contains customary representations, warranties and covenants for a transaction of this nature and also contains customary pre-closing covenants, including, but not limited to, (i) the obligation of the Seller to (a) cause each of the Target Companies to use reasonable best efforts to conduct the Target Business in the ordinary course of business and (b) refrain from taking certain specified actions without the consent of the Buyer and (ii) the obligation of the Buyer to use reasonable best efforts to maintain in effect the DIP Credit Agreement, which may not be materially amended in certain respects without prior written consent of the Seller. Each party also agreed, subject to the terms of the Purchase and Sale Agreement, to use reasonable best efforts to take all appropriate action and to do all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Transaction, including taking certain actions to obtain regulatory approval; provided that nothing shall obligate the Buyer or any of its affiliates to take any action that would materially and adversely affect the value of the Target Companies and the Buyer and its affiliates as a whole.

The Purchase and Sale Agreement contains a customary exclusivity provision, according to which, the Seller shall not directly or indirectly solicit, initiate, encourage or conduct any discussions, negotiations or communications concerning a sale of all or any part of the Target Business or the Target Companies (an “Alternative Transaction”), (ii) agree to endorse or recommend any Alternative Transaction or (iii) submit any Alternative Transaction to the vote of its stockholders.

The Purchase and Sale Agreement contains certain termination rights for both the Buyer and the Seller. The Seller may terminate the Purchase and Sale Agreement by notice if either the Bankruptcy Court Order or the order from the Bankruptcy Court dated June 9, 2020 approving the DIP Facility ceases to be in full force and effect or is modified in any manner that is adverse to the Seller, in the good faith judgement of the Seller, without prior written consent of the Seller and such cessation or modification is not cured within 5 business days after delivery of a written notice. Either party may terminate the Purchase and Sale Agreement if the Transaction is not consummated on or before an end date of April 30, 2021, provided that either party may extend such date by three months to July 31, 2021 if necessary to obtain regulatory approvals under circumstances specified in the Purchase and Sale Agreement. No termination fee is payable upon termination of the Purchase and Sale Agreement.

The foregoing description of the Transaction and the Purchase and Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Purchase and Sale Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Buyer, the Seller, the Target Business or the Target Companies. In particular, the assertions embodied in the representations and warranties contained in the Purchase and Sale Agreement are qualified by information in confidential disclosure letters provided by each of the Seller and the Buyer to the other in connection with the signing of the Purchase and Sale Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase and Sale Agreement. Moreover, certain representations and warranties in the Purchase and Sale Agreement were used for the purposes of allocating risk between the Seller and the Buyer rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Purchase and Sale Agreement. Accordingly, the representations and warranties in the Purchase and Sale Agreement should not be relied on as characterizations of the actual state of facts about the Target Business, the Target Companies, the Buyer or the Seller.

ITEM 7.01. REGULATION FD DISCLOSURE.

The Company previously entered into confidentiality agreements (collectively, the “NDAs”) in which the Company agreed to publicly disclose certain information, including material non-public information thereunder (the “Cleansing Materials”), upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Materials is attached to this Form 8-K as Exhibit 99.1.

The information being furnished under this Item 7.01, including Exhibit 99.1, of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 8.01. OTHER EVENTS.

On August 31, 2020, the Company issued a press release announcing the entry into the Purchase and Sale Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of August 31, 2020, between Gogo Inc. and Intelsat Jackson Holdings S.A.

99.1	Cleansing Materials

99.2	Press release, dated August 31, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates. Forward-looking statements contained herein concerning, among other things, the ultimate outcome, benefits and cost savings of the Transaction and timing thereof and future financial performance, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase and sale agreement; the impact of changes in international, national and regional economies and the Company’s successful integration of Target Business (including achievement of synergies and cost reductions).

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: September 1, 2020	By:	/s/ Michelle Bryan
	Name:	Michelle Bryan
	Title:	Executive Vice President, General Counsel, Chief Administrative Officer & Secretary